Exhibit 10.17.4

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of December [__], 2015 (the “Fourth Amendment Date”), between LOANDEPOT.COM, LLC, a Delaware limited liability company (“Borrower”), and NEXBANK SSB (“Lender”).

R E C I T A L S

A. Borrower and Lender are parties to that certain Credit and Security Agreement dated as of October 29, 2014 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Loan Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Loan Agreement and all Section references are to Sections in the Loan Agreement.

B. On June 26, 2015, Borrower executed a Second Amended and Restated Promissory Note in the principal amount of $42,500,000 in favor of Lender, evidencing the Loan (the “Original Note”).

C. Pursuant to the terms of the Loan Agreement, on August 17, 2015, the Commitment was reduced from $42,500,000 to $30,000,000.

D. Borrower and Lender have agreed to a temporary increase in the amount of the Loan in an amount equal to $10,000,000, after which the outstanding principal balance of the Loan as of the Effective Date (as hereinafter defined) and until the Incremental Loan Termination Date (as hereinafter defined) shall be $40,000,000.

E. Borrower has requested that Lender amend the Loan Agreement as provided below.

F. Borrower has requested that Lender amend the Original Note as provided in the Amended and Restated Promissory Note being delivered in connection herewith.

G. Borrower and Lender desire to amend the Loan Documents, subject to the terms, conditions, and representations set forth herein, as requested by Borrower.

H. Borrower and Lender agree to the other terms and provisions provided below, subject to the terms, conditions, and representations set forth herein.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth herein, the Loan Agreement is amended as follows:

(a) The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“Incremental Facility” has the meaning set forth in Section 2.6.

“Incremental Loan” has the meaning set forth in Section 2.6.

“Incremental Loan Termination Date” means 5:00 P.M. Dallas, Texas time on January 29, 2016 or such earlier date on which the Incremental Loan terminates as provided in this Agreement.

(b) The definition of “Commitment” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Commitment” means the obligation of Lender to make Borrowings pursuant to Section 2 in an aggregate principal amount at any time outstanding up to but not exceeding $30,000,000, subject, however, to (i) for the period following the Effective Date until the Incremental Loan Termination Date, a temporary increase pursuant to the Incremental Loan as set forth in Section 2.6 and (ii) termination pursuant to Section 10.2.

(c) The introductory paragraph of Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) Borrowings. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.6), Lender agrees to make one or more revolving credit loans to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Commitment, provided that the aggregate amount of all Borrowings at any time outstanding shall not exceed the lesser of (i) the amount of the Commitment and (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder; provided that Borrower may not repay and reborrow amounts under the Incremental Loan. No Loan shall be funded or held with “plan assets” within the meaning of Section 3(42) of ERISA.

(d) Section 2.1(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(ii) Repayment of Borrowings. Borrower shall repay the unpaid principal amount of all Borrowings on the Termination Date and, with respect to the Incremental Loan, on the Incremental Loan Termination Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement.

(e) Section 2.1(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(iii) Interest. The unpaid principal amount of the Borrowings shall, subject to the following sentence, bear interest as provided in the Revolving Credit Note. If at any time the rate of interest specified in the Revolving Credit Note would exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Borrowings below the Maximum Rate until the aggregate amount of interest accrued on the Borrowings equals the aggregate amount of interest which would have accrued on the Borrowings if the interest rate had not been limited by the Maximum Rate. Accrued and unpaid interest on the Borrowings shall be payable as provided in the Revolving Credit Note and on the Termination Date and, with respect to the Incremental Loan, on the Incremental Loan Termination Date.

(f) A new Section 2.6 is hereby added after Section 2.5 of the Loan Agreement to read as follows:

Section 2.6 Incremental Loan. Borrower has requested that Lender temporarily increase the principal amount of the Loan and the Lender has agreed to temporarily increase the principal amount of the Loan upon the terms and conditions as set forth herein (such increase, the “Incremental Facility” and the loan made pursuant to such Incremental Facility, the “Incremental Loan”) in an aggregate principal amount not to exceed $10,000,000. Such

Incremental Loan shall be due and payable in full on the Incremental Loan Termination Date; provided that Borrower may voluntarily prepay amounts due under the Incremental Loan prior to the Incremental Loan Termination Date without penalty. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may not repay and reborrow amounts under the Incremental Loan. Upon the Incremental Loan Termination Date, at Lender’s request, Borrower shall execute an amended and restated note reflecting a Commitment of $30,000,000.

2.

Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Effective Date”):

(a) Lender shall have received counterparts of this Amendment and the Amended and Restated Promissory Note executed by Borrower, Lender, and each other party set forth on the signature pages hereto;

(b) Lender shall have received satisfactory evidence that Borrower has paid the fees and expenses of counsel described in Section 5;

(c) No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment;

(d) Lender shall have received (i) an officer’s certificate of an authorized officer of Borrower certifying and attaching true and correct copies of its most recent Constituent documents and (ii) a certified copy, signed by Borrower’s secretary, of a resolution of the board of directors of Borrower authorizing this Amendment and the Amended and Restated Promissory Note;

(e) Lender shall have returned to Borrower, or to Borrower’s attorney to be held in escrow, the original of the Original Note; and

(f) Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Lender or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Lender (it being agreed that execution of this Amendment by Lender shall evidence that the foregoing conditions have been fulfilled).

3.

Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by Borrower. Borrower hereby agrees that, except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Borrower further confirms that the liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, Borrower’s obligations under the Loan Documents, and all modifications, amendments, renewals, extensions, and restatements thereof.

4.

Representations and Warranties. As a material inducement for Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in consenting to this Amendment) that as of the Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties in the Loan Agreement and in all other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date or may have otherwise been made inaccurate by the mere passage of time; or (ii) the facts or circumstances on which any of them were based have been changed by transactions or events not prohibited by the Loan Documents; (b) no Default or Event of Default exists under the

Loan Documents or will exist after giving effect to this Amendment; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms; and (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any governmental approval, other than such as have been obtained and are in full force and effect, or violate any applicable law relating to Borrower; (ii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of Borrower thereof, or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower.

5.	Fees, Costs and Expenses.

(a)

Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Lender for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment and all related documents; and

(b)

In consideration for this Amendment and the Incremental Loan under the terms of this Amendment, Borrower agrees to pay to Lender, on or before the date hereof, an amendment fee of $50,000 (the “Amendment Fee”), such Amendment Fee to be made in Dollars, in immediate available funds, without deduction, set-off or counterclaim, to Lender.

6.	Miscellaneous.

(a)

This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Loan Agreement or Amended and Restated Promissory Note to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

(b)

The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lender under any Loan Document, nor constitute a waiver under any of the Loan Documents.

(c)	All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)

This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

(e)

THIS AMENDMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)

The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

(g)

Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h)	This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

(i)

The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

BORROWER:

loanDepot.com, LLC,

a Delaware limited liability company

By:
Name: Jon Frojen
Title: Chief Financial Officer

LENDER:

NEXBANK SSB

By:
Name: Rhett Miller
Title: Senior Vice President and Chief Credit
Officer

Signature Page to Fourth Amendment